UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2019

Libbey Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (419) 325-2100

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	LBY	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2019, Susan A. Kovach, Libbey’s Senior Vice President, General Counsel and Assistant Secretary, gave Libbey Inc. (“Libbey” or the “Company”) formal notice of her intention to retire from the Company for personal reasons, effective November 30, 2019. At Libbey, we extend our sincerest gratitude to Ms. Kovach for her significant contributions, exceptional leadership and dedication to ensuring the Company’s success over the past 16 years and wish her a long and happy retirement.

In accordance with the Company’s succession planning process, Jennifer M. Jaffee has been elected to serve as the Company’s Senior Vice President, General Counsel and Secretary effective December 1, 2019. Ms. Jaffee has served as Libbey’s Vice President, Associate General Counsel and Corporate Secretary since October 1, 2019. Ms. Jaffee joined Libbey in 2009 as Corporate Counsel and has held roles of increasing responsibility, including Senior Counsel and Assistant Secretary from 2014 to 2016 and Assistant General Counsel and Assistant Secretary from 2016 until assuming her current role. Before joining Libbey, Ms. Jaffee was an Associate at the firms Eastman & Smith Ltd., from 2008 to 2009, and Jones Day, from 2006 to 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Libbey Inc. Registrant
Date: November 15, 2019	By:	/s/ Susan Allene Kovach
Susan Allene Kovach
Senior Vice President, General Counsel & Assistant Secretary